Exhibit 4(a)
                                                              COUNTERPART 1
                                                              OF 20 COUNTERPARTS


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                         CAROLINA POWER & LIGHT COMPANY

                                       TO

                              THE BANK OF NEW YORK,

                                     TRUSTEE


                                  ------------


                          SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF APRIL 1, 2000

                                       TO

                                    INDENTURE
                               (FOR SENIOR NOTES)
                            DATED AS OF MARCH 1, 1999


               --------------------------------------------------


                  SENIOR NOTES, 7.50% SERIES DUE APRIL 1, 2005

         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 2000, between CAROLINA POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company"), having its principal office at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, and THE BANK OF NEW YORK, a banking corporation of the State of New York, having its principal office at 101 Barclay Street, New York, New York, 10286, as Trustee (herein called the "Trustee") under the Indenture (For Senior Notes) dated as of March 1, 1999 between the Company and the Trustee (the "Indenture").

                             RECITALS OF THE COMPANY

         A. The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its Senior Notes (the "Notes"), said Notes to be issued in one or more series as in the Indenture provided.

         B. The Company has executed and delivered to the Trustee the following indenture supplemental to the Indenture: a First Supplemental Indenture, dated as of March 1, 1999, which established the form and terms of a series of Notes.

         C. Pursuant to the terms of the Indenture, the Company desires to establish a new series of its Notes to be known as its Senior Notes, 7.50% Series Due April 1, 2005 (herein called the "Senior Notes Due 2005"), the form and substance of such Senior Notes Due 2005 and the terms, provisions, and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture.

         D. All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, and to make the Senior Notes Due 2005, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Senior Notes Due 2005 by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes Due 2005 and the terms, provisions, and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Senior Notes Due 2005, as follows:


                                    ARTICLE I

            GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES DUE 2005

         SECTION 101. There is hereby established a series of Notes designated the "Senior Notes, ____% Series Due April 1, 2005." The Notes of such series shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by Section 303 of the Indenture including, among other things, a Company Order for the authentication and delivery of Senior Notes Due 2005.

         SECTION 102. (a) The Senior Notes Due 2005 shall be issued in registered form without coupons and shall be issued initially in the form of one or more Global Notes (each such Global Note, a "Senior Note Due 2005 Global Note") to or on behalf of The Depository Trust Company ("DTC"), as Depositary therefor, and registered in the name of such Depositary or its nominee. Any Senior Notes Due 2005 to be issued or transferred to, or to be held by or on behalf of DTC as such Depositary or such nominee (or any successor of such nominee) for such purpose shall bear the depositary legends in substantially the form set forth at the top of the form of Senior Notes Due 2005 in Article III hereof, unless otherwise agreed by the Company, and in the case of a successor Depositary, such legend or legends as such Depositary and/or the Company shall require and to which they shall agree, in each case such agreement to be confirmed in writing to the Trustee. Principal of, and premium, if any, and interest on the Senior Notes Due 2005 will be payable, the transfer of Senior Notes Due 2005 will be registrable and Senior Notes Due 2005 will be exchangeable for Senior Notes Due 2005 bearing identical terms and provisions, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holders thereof at such address as shall appear in the Note Register; and FURTHER PROVIDED, HOWEVER, that with respect to a Senior Note Due 2005 Global Note, the Company may make payments of principal of, and premium, if any, and interest on such Senior Note Due 2005 Global Note pursuant to and in accordance with such arrangements as are agreed upon by the Company and the Depositary for such Senior Note Due 2005 Global Note. The Senior Notes Due 2005 shall have the terms set forth in the form of the Senior Notes Due 2005 set forth in Article III hereof.


                      (b) Notwithstanding any other provision of this Section 102 or of Section 305 of the Indenture, except as contemplated by the provisions of paragraph (c) below, a Senior Note Due 2005 Global Note may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depositary for such Senior Note Due 2005 Global Note, or to the Depositary, or to a successor Depositary for such Senior Note Due 2005 Global Note selected or approved by the Company, or to a nominee of such successor Depositary.


                      (c) (1) If at any time the Depositary for a Senior Note Due 2005 Global Note notifies the Company that it is unwilling or unable to continue as the Depositary for such Senior Note Due 2005 Global Note or if at any time the Depositary for a Senior Note Due 2005 Global Note shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Senior Note Due 2005 Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Senior Notes Due 2005 in the form of definitive certificates in exchange for such Senior Note Due 2005 Global Note, will authenticate and deliver Senior Notes Due 2005 in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the Senior Note Due 2005 Global Note in exchange for such Senior Note Due 2005 Global Note. Such Senior Notes Due 2005 will be issued to and registered in the name of such Person or Persons as are specified by the Depositary.

                          (2) The Company may at any time and in its sole
discretion determine that any Senior Notes Due 2005 issued or issuable in the form of one or more Senior Note Due 2005 Global Notes shall no longer be represented by such Global Note or Notes. In any such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of Senior Notes Due 2005 in the form of definitive certificates in exchange in whole or in part for such Senior Note Due 2005 Global Note or Notes, will authenticate and deliver without service charge, to each Person specified by the Depositary, Senior Notes Due 2005 in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such Senior Note Due 2005 Global Note or the aggregate principal amount of such Senior Note Due 2005 Global Notes in exchange for such Senior Note Due 2005 Global Note or Notes.

                          (3) If the Company so elects in an Officer's
Certificate, the Depositary may surrender Senior Notes Due 2005 issued in the form of a Global Note in exchange in whole or in part for Senior Notes Due 2005 in the form of definitive certificates of like tenor and terms on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,
(A) to each Person specified by such Depositary a new Senior Note Due 2005 or Senior Notes Due 2005 of like tenor and terms and any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and (B) to such Depositary a new Senior Note Due 2005 Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Notes delivered to Holders thereof.

                          (4) In  any exchange provided for in any of the
preceding three subparagraphs, the Company shall execute and the Trustee shall authenticate and deliver Senior Notes Due 2005 in the form of definitive certificates in authorized denominations. Upon the exchange of the entire principal amount of a Senior Note Due 2005 Global Note for Senior Notes Due 2005 in the form of definitive certificates, such Senior Note Due 2005 Global Note shall be canceled by the Trustee. Except as provided in the immediately preceding subparagraph, Senior Notes Due 2005 issued in exchange for a Senior Note Due 2005 Global Note pursuant to this Section 102 shall be registered in such names and in such authorized denominations as the Depositary for such Senior Note Due 2005 Global Note, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company and the Trustee have so agreed, the Trustee shall deliver such Senior Notes Due 2005 to the Persons in whose names the Senior Notes Due 2005 are so to be registered.

                          (5) Any endorsement of a Senior Note Due 2005 Global
Note to reflect the principal amount thereof, or any increase or decrease in such principal amount, shall be made in such manner and by such Person or Persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Senior Note Due 2005 Global Note or in the Company Order delivered or to be delivered pursuant to Section 303 of the Indenture with respect thereto. Subject to the provisions of Section 303 of the Indenture, the Trustee shall deliver and redeliver any such Global Note in the manner and upon instructions given by the Person or Persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Senior Note Due 2005 Global Note or in any applicable Company Order. If a Company Order pursuant to Section 303 of the Indenture is so delivered, any instructions by the Company with respect to such Senior Note Due 2005 Global Note contained therein shall be in writing but need not be accompanied by or contained in an Officer's Certificate and need not be accompanied by an Opinion of Counsel.

                          (6) The Depositary or, if there be one, its nominee,
shall be the Holder of a Senior Note Due 2005 Global Note for all purposes under the Indenture and the Senior Notes Due 2005 and beneficial owners with respect to such Global Note shall hold their interests pursuant to applicable procedures of such Depositary. The Company, the Trustee and the Note Registrar shall be entitled to deal with such Depositary for all purposes of the Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and the giving of instructions or directions by or to the beneficial owners of such Global Note as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such Depositary. None of the Company, the Trustee, any Paying Agent or the Note Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the Depositary with respect to such Senior Note Due 2005 Global Note Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 103. The Company may, at its option, redeem, at any time, all, or, from time to time, any part of the Senior Notes Due 2005, upon notice as provided in the Indenture (not less than 30 nor more than 60 days prior to a date fixed for redemption (the "Redemption Date")) at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points (.25%), plus in each case accrued interest on the principal amount thereof to the Redemption Date (the "Redemption Price"), such Redemption Price to be set forth in an Officer's Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

         For purposes of this Section 103, the following terms shall have the following meanings:

         "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker having a maturity comparable to the remaining term of the Senior Notes Due 2005 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes Due 2005. "Independent Investment Banker" means Chase Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company and appointed by the Trustee.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such

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

release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date. The Company shall furnish the Trustee a notice in writing at least five business days and not more than ten business days prior to such Redemption Date of (a) the name of each Reference Treasury Dealer, (b) the Redemption Date, and (c) the third business day preceding the Redemption Date.

         "Reference Treasury Dealer" means each of Banc One Capital Markets, Inc., Chase Securities Inc. and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         The Company shall deliver to the Trustee the Officer's Certificate referred to above in this Section 103 setting forth the Company's calculation of the Redemption Price applicable to any such redemption promptly after the calculation thereof but, in any event, prior to the Redemption Date of any such Senior Notes Due 2005. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definition of "Reference Treasury Dealer Quotations," the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the Senior Notes Due 2005.

         SECTION 104. The Company has issued pursuant to the Sixty-eighth Supplemental Indenture to the First Mortgage, and hereby delivers to the Trustee for the benefit of the Holders of all Notes from time to time Outstanding under the Indenture, a series of Senior Note First Mortgage Bonds designated the "First Mortgage Bonds, 7.50% Senior Note Series Due 2005." Such Senior Note First Mortgage Bonds have the same rate or rates of interest (or interest calculated in the same manner) (including interest payable following a default on the Senior Notes Due 2005), interest payment dates, maturity and redemption provisions, and have been issued in the same aggregate principal amount, as the Senior Notes Due 2005.

         SECTION 105. When the obligation of the Company to make payments with respect to the principal of, and premium, if any, and interest on all or any part of the Senior Note First Mortgage Bonds delivered pursuant to Section 104 of this Second Supplemental Indenture shall be satisfied or deemed satisfied pursuant to Section 403, Section 801 or Section 802 of the Indenture or pursuant to Section 103 of this Second Supplemental Indenture, the Trustee shall, upon written request of the Company and the receipt of the certificate of the Expert described in Section 404(b) of the Indenture (if such certificate is then required by Section 404(b) of the Indenture), deliver to the Company without charge therefor all of the Senior Note First Mortgage Bonds so satisfied or deemed satisfied, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Senior Note First Mortgage Bonds delivered to the Company in accordance with this Section 105 shall be delivered by the Company to the Mortgage Trustee for cancellation.

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


         SECTION 106. The Senior Notes Due 2005 shall be defeasible pursuant to
Section 801 of the Indenture.


                                   ARTICLE II

                              ADDITIONAL COVENANTS

         SECTION 201. (a) From and after the Release Date and so long as any Senior Notes Due 2005 are Outstanding, the Company will not issue, assume, or guarantee (including any contingent obligation to purchase) any Debt secured by any mortgage, security interest, pledge, or lien (herein referred to as a "Lien") of or upon any Operating Property of the Company, whether owned at the date of the Indenture or thereafter acquired, and will not permit to exist any Debt secured by a Lien on any Operating Property created on or prior to the Release Date, without in any such case effectively securing, on the later to occur of the issuance, assumption, or guarantee of any such Debt or the Release Date, the Outstanding Senior Notes Due 2005 (together with, if the Company shall so determine, any other Note or Debt of or guaranteed by the Company ranking equally with, the Senior Notes Due 2005) equally and ratably with such Debt; provided, however, that the foregoing restriction shall not apply to Debt secured by any of the following:

                                    (1) Liens on any Operating Property existing
at the time of acquisition thereof and not created in contemplation of such acquisition;

                                    (2) Liens on Operating Property of a
corporation existing at the time such corporation is merged into or consolidated with the Company, or at the time of a sale, lease, or other disposition of the properties of such corporation or a division thereof as an entirety or substantially as an entirety to the Company, provided that such Lien as a result of such merger, consolidation, sale, lease, or other disposition is not extended to property owned by the Company immediately prior thereto and is not created in contemplation of such merger, consolidation, sale, lease or other disposition;

                                    (3) Liens on Operating Property to secure
all or part of the cost of acquiring, constructing, developing, or substantially repairing, altering, or improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within eighteen (18) months after, such acquisition or completion of construction, development, or substantial repair, alteration, or improvement or within six (6) months thereafter pursuant to a commitment for financing arranged with a lender or investor within such eighteen
(18) month period;

                                    (4) Liens in favor of the United States of
America or any State thereof, or any department, agency, or instrumentality or political subdivision of the United States of America or any State thereof, or for the benefit of holders of securities issued by any such entity, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving the property subject to such Liens; or

                                    (5) any extension, renewal or replacement
(or successive extensions, renewals, or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (4), inclusive; provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, or replacement, so secured at the time of such extension, renewal, or replacement.

                           (b) Notwithstanding the provisions of Section 201(a),
from and after the Release Date and so long as any Senior Notes Due 2005 are Outstanding, the Company may issue, assume, or guarantee Debt, or permit to exist Debt, secured by Liens which would otherwise be subject to the restrictions of Section 201(a) up to an aggregate principal amount that, together with the principal amount of all other Debt of the Company secured by Liens (other than Liens permitted by Section 201(a) that would otherwise be subject to the foregoing restrictions) and the Value of all Sale and Lease-Back Transactions in existence at such time (other than (i) any Sale and Lease-Back Transaction that, if such Sale and Lease-Back Transaction had been a Lien, would have been permitted by Section 201(a), (ii) Sale and Lease-Back Transactions permitted by Section 202 because the commitment by or on behalf of the purchaser was obtained no later than eighteen (18) months after the later of events described in (i) or (ii) of Section 202, and (iii) Sale and Lease-Back Transactions as to which application of amounts has been made in accordance with clause (z) of Section 202), does not at the time exceed the greater of ten percent (10%) of Net Tangible Assets or ten percent (10%) of Capitalization.

                           (c) If at any time the Company shall issue, assume,
or guarantee any Debt secured by any Lien and if Section 201(a) requires that the Outstanding Senior Notes Due 2005 be secured equally and ratably with such Debt, the Company will promptly execute, at its expense, any instruments necessary to so equally and ratably secure the Outstanding Senior Notes Due 2005 and deliver the same to the Trustee along with:

                                    (1) an Officers' Certificate stating that
the covenant of the Company contained in Section 201(a) has been complied with; and

                                    (2) an  Opinion of Counsel to the effect
that the Company has complied with the covenant contained in Section 201(a), and that any instrument executed by the Company in the performance of such covenant complies with the requirements of such covenant.

                  In the event that the Company shall hereafter secure Outstanding Senior Notes Due 2005 equally and ratably with any other obligation or indebtedness (including other Notes) pursuant to the provisions of this
Section 201, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may, in its sole and absolute discretion, deem advisable to enable it to enforce effectively the rights of the Holders of Outstanding Senior Notes Due 2005 so secured, equally and ratably with such other obligation or indebtedness.


         SECTION 202. From and after the Release Date and so long as any Senior Notes Due 2005 are outstanding, the Company will not enter into any Sale and Lease-Back Transaction with respect to any Operating Property and will not permit to remain in effect any Sale and Lease-Back Transaction entered into on or prior to the Release Date with respect to any Operating Property if, in any case, the commitment by or on behalf of the purchaser is or was obtained more than eighteen (18) months after the later of (i) the completion of the acquisition, construction, or development of such Operating Property or (ii) the placing in operation of such Operating Property or of such Operating Property as constructed, developed, or substantially repaired, altered, or improved, unless

(x) the Company would be entitled pursuant to Section 201(a) to issue, assume, or guarantee Debt secured by a Lien on such Operating Property without equally and ratably securing the Senior Notes Due 2005 or (y) the Company would be entitled pursuant to Section 201(b), after giving effect to such Sale and Lease-Back Transaction, to incur $1.00 of additional Debt secured by Liens (other than Liens permitted by Section 201(a)) or (z) the Company shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not less than the fair value (as determined by the Company's Chief Financial Officer) of such Operating Property at the date of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by the Board of Directors) of the Operating Property so leased, to the retirement, within one hundred eighty (180) days after the later to occur of the effective date of such Sale and Lease-Back Transaction or the Release Date, of Notes or other Debt of the Company ranking equally with, the Senior Notes Due 2005; PROVIDED, HOWEVER, that any such retirement of Notes shall be in accordance with the terms and provisions of the Indenture and the Senior Notes Due 2005; PROVIDED, FURTHER, that the amount to be applied to such retirement of Notes or other Debt shall be reduced by an amount equal to the sum of (a) an amount equal to the redemption price with respect to Notes delivered within such one hundred eighty (180)-day period to the Trustee for retirement and cancellation and (b) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms of other Debt voluntarily retired by the Company within such one hundred eighty (180)-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

         SECTION 203.      DEFINITIONS

         For purposes of Section 201 and Section 202 of this Second Supplemental Indenture, the following terms shall have the following meanings:

         "Capitalization" means the total of all the following items appearing on, or included in, the consolidated balance sheet of the Company: (i) liabilities for indebtedness maturing more than twelve (12) months from the date of determination; and (ii) common stock, preferred stock, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury.

         Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by independent accountants regularly retained by the Company, and may be determined as of a date not more than (sixty) 60 days prior to the happening of an event for which such determination is being made.

         The term "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any debt.

         The term "Net Tangible Assets" means the amount shown as total assets on the consolidated balance sheet of the Company, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and other regulatory assets carried as an asset on the Company's consolidated balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

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

         Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than (sixty) 60 days prior to the happening of the event for which such determination is being made.

         The term "Operating Property" means (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles, excluding in either case, any interest of the Company as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

         The term "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to the Company of any Operating Property (except for temporary leases for a term, including any renewal or potential renewal thereof, of not more than forty-eight (48) months), which Operating Property has been or is to be sold or transferred by the Company to such person; PROVIDED, HOWEVER, Sale and Lease-Back Transaction shall not include any arrangement first entered into prior to the date hereof, and shall not include any transaction pursuant to which the Company sells Operating Property to, and thereafter purchases energy or services from, any entity if such transaction is ordered or authorized by any regulatory authority having jurisdiction over the Company or its operations or is entered into pursuant to any plan or program of industry restructuring ordered or authorized by any regulatory authority.

         The term "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the net book value of such property, as determined in accordance with generally accepted accounting principles by the Company at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

                                   ARTICLE III

                                     FORM OF

                              SENIOR NOTES DUE 2005

         SECTION 301. The Senior Notes Due 2005 and the Trustee's certificate of authentication to appear thereon are to be substantially in the following forms:

[Form of Face of Senior Notes Due 2005]

[Insert applicable depositary legend or legends, which initially shall be the following: THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN

SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO CAROLINA POWER & LIGHT COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SENIOR NOTE DUE 2005 MAY, AS PROVIDED IN THE INDENTURE, BE EXCHANGED FOR SENIOR NOTES DUE 2005 IN THE FORM OF DEFINITIVE CERTIFICATES OF LIKE TENOR AND OF AN EQUAL AGGREGATE PRINCIPAL AMOUNT, IN AUTHORIZED DENOMINATIONS, REGISTERED IN THE NAMES OF SUCH PERSONS AS THE DEPOSITARY SHALL INSTRUCT THE TRUSTEE, IF (I) THE DEPOSITARY GIVES NOTICE TO THE COMPANY OR TO THE TRUSTEE THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, (II) THE DEPOSITARY CEASES TO BE ELIGIBLE UNDER THE INDENTURE AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OR (III) THE COMPANY DECIDES TO DISCONTINUE USE OF THE SYSTEM OF BOOK-ENTRY TRANSFERS THROUGH THE DEPOSITARY OR ITS SUCCESSOR. ANY SUCH EXCHANGE SHALL BE MADE UPON RECEIPT BY THE TRUSTEE OF AN OFFICER'S CERTIFICATE THEREFOR AND A WRITTEN INSTRUCTION FROM THE DEPOSITARY SETTING FORTH THE NAME OR NAMES IN WHICH THE TRUSTEE IS TO REGISTER SUCH SENIOR NOTES DUE 2005 IN THE FORM OF DEFINITIVE CERTIFICATES. ]


                         CAROLINA POWER & LIGHT COMPANY

                  Senior Notes, 7.50% Series Due April 1, 2005


No. ___                                                             $___________

                                                             CUSIP No. _________

         Carolina Power & Light Company, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of _____________________ and No/100 Dollars ($_______________) on April 1, 2005, and to pay interest thereon from April 11, 2000 or from the most recent Interest Payment Date with respect to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year (each an "Interest Payment Date"), commencing October 1, 2000, at the rate of 7.50% per annum, until the principal hereof is paid or made available for payment, PROVIDED that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 7.50% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be March
15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium if any) and such interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of such interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from each prior Interest Payment Date to, but not including, the relevant payment date. In the event that any date on which interest is payable on the Notes of this series is not a Business Day at any Place of Payment, then payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day. A "Business Day" means when used with respect to a Place of Payment or any other particular location specified in the Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed.

         Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:


                                        CAROLINA POWER & LIGHT COMPANY


                                        By: ____________________________________
[SEAL]                                                  [Name]
                                                        [Title]
Attest:


_____________________________________
         [Name]
         [Title]

[Form of Reverse of Senior Notes Due 2005]

         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture (For Senior Notes), dated as of March 1, 1999 (herein, together with any indenture supplemental thereto, including the Second Supplemental Indenture dated as of April 1, 2000, called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

         Prior to the Release Date (as hereinafter defined), this Note will be secured by first mortgage bonds (the "Senior Note First Mortgage Bonds") delivered by the Company to the Trustee for the benefit of all Holders of Notes from time to time Outstanding, issued under the Mortgage and Deed of Trust, dated as of May 1, 1940, from the Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees (the "Mortgage Trustees"), as supplemented and amended (the "First Mortgage"). Reference is made to the First Mortgage for a description of property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the first mortgage bonds under the First Mortgage and of the Mortgage Trustees in respect thereof, the duties and immunities of the Mortgage Trustees and the terms and conditions upon which the Senior Note First Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

         FROM AND AFTER SUCH TIME AS ALL FIRST MORTGAGE BONDS, OTHER THAN FIRST MORTGAGE BONDS WHICH DO NOT IN AGGREGATE PRINCIPAL AMOUNT EXCEED THE GREATER OF FIVE PERCENT (5%) OF NET TANGIBLE ASSETS OR FIVE PERCENT (5%) OF CAPITALIZATION, HAVE BEEN RETIRED THROUGH PAYMENT, REDEMPTION OR OTHERWISE (INCLUDING THOSE FIRST MORTGAGE BONDS THE PAYMENT FOR WHICH HAS BEEN PROVIDED FOR IN ACCORDANCE WITH THE FIRST MORTGAGE) AT, BEFORE OR AFTER THE MATURITY THEREOF, PROVIDED THAT NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING (THE "RELEASE DATE"), THE SENIOR NOTE FIRST MORTGAGE BONDS SHALL CEASE TO SECURE THE NOTES IN ANY MANNER.

         The Notes of this series are subject to redemption by the Company, at its option, in whole, at any time, or in part, from time to time, upon notice as provided in the Indenture (not less than 30 nor more than 60 days prior to a date fixed for redemption (the "Redemption Date")) at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points (.25%), plus in each case accrued interest on the principal amount thereof to the Redemption Date (the "Redemption Price"), such Redemption Price to be set forth in an Officer's Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

         If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

         Notice of any optional redemption of Notes of this series (or any portion thereof) will be given to Holders at their addresses, as shown in the Note Register for such Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the method of calculation of the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed. If less than all of the Notes are to be redeemed at the option of the Company, the Trustee shall select, in such manner as it shall deem fair and appropriate, the portion of such Note to be redeemed in whole or in part.

         As used herein:

                  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker having a maturity comparable to the remaining term of the Notes of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of this series. "Independent Investment Banker" means Chase Securities Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company and appointed by the Trustee.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date. The Company shall furnish the Trustee a notice in writing at least five Business Days and not more than ten Business Days prior to such Redemption Date of (a) the name of each Reference Treasury Dealer, (b) the Redemption Date, and (c) the third Business Day preceding the Redemption Date.

                  "Reference Treasury Dealer" means each of Banc One Capital Markets, Inc., Chase Securities Inc. and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         The Notes of this series will not be subject to any sinking fund.

         In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the

Indenture and, upon such declaration, the Trustee shall demand the acceleration of the payment of principal of the Senior Note First Mortgage Bonds as provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of specified percentages of the Notes Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Form of Certificate of Authentication]


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.


Dated:

                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By:______________________________________
                                                  Authorized Signatory


                                   ARTICLE IV

                     ORIGINAL ISSUE OF SENIOR NOTES DUE 2005

         SECTION 401. Senior Notes Due 2005 may, upon execution of this Second Supplemental Indenture, and from time to time thereafter, be executed by the Company by an Authorized Officer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes Due 2005 in accordance with and in such aggregate principal amounts as shall be specified in a Company Order therefor without any further action by the Company.


                                    ARTICLE V

                           PAYING AGENT AND REGISTRAR

         SECTION 501. The Bank of New York will be the Paying Agent and Note Registrar for the Senior Notes Due 2005.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 601. Except as otherwise expressly provided in this Second Supplemental Indenture or in the form of Senior Notes Due 2005 or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Senior Notes Due 2005 that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         SECTION 602. The Indenture, as heretofore supplemented and as further supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 603. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented, or amended and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article VIII of the Indenture shall apply to and form part of this Second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations, and insertions, if any, as may be appropriate to make the same conform to the provisions of this Second Supplemental Indenture.

                       ----------------------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        CAROLINA POWER & LIGHT COMPANY


                                        By:_____________________________________
[SEAL]                                              Mark F. Mulhern
                                             Vice President and Treasurer

ATTEST:


______________________________________
      Patricia Kornegay-Timmons
         Assistant Secretary



                       (TRUSTEE'S SIGNATURE PAGE FOLLOWS)

                            TRUSTEE'S SIGNATURE PAGE

          SECOND SUPPLEMENTAL INDENTURE, DATED AS OF APRIL 1, 2000, TO
             INDENTURE (FOR SENIOR NOTES), DATED AS OF MARCH 1, 1999



                                         THE BANK OF NEW YORK, as Trustee



                                         By:____________________________________
 [SEAL]                                               Michael Culhane
                                                      Vice President

 ATTEST:


 ______________________________________
         Suzanne J. MacDonald
 Vice President and Assistant Secretary